                     AMENDMENT NO. 3
                           TO
      SECOND AMENDED AND RESTATED CREDIT AGREEMENT

          AMENDMENT NO. 3 dated as of December 12, 1994
(this "Amendment") to the SECOND AMENDED AND RESTATED
CREDIT AGREEMENT dated as of May 2, 1994 (as amended by
Amendment No. 1 thereto dated as of June 9, 1994 and
Amendment No. 2 thereto dated as of September 30, 1994, the "Credit Agreement"), each among CHARTER MEDICAL
CORPORATION, a Delaware corporation (the "Company"), the banking and other financial institutions from time to time party thereto (the "Lenders"), BANKERS TRUST COM-
PANY, as agent for the Lenders, and FIRST UNION NATIONAL
BANK OF NORTH CAROLINA, as Co-Agent. Capitalized terms used herein and not defined herein shall have the respec-tive meanings set forth for such terms in the Credit
Agreement.

                  W I T N E S S E T H :

          WHEREAS, the Company has requested that the Credit Agreement be amended to permit the Company to (a) lease from time to time all or any portion of up to six of its and its Restricted Subsidiaries' hospitals to one or more third-parties; and (b) make from time to time immaterial amendments to the documents governing the ESOP; and

          WHEREAS, subject to and upon certain terms and conditions, the Lenders party hereto are willing to permit the foregoing;

          NOW THEREFORE, the parties hereto hereby agree as follows:

          Section 1.  Amendments to Credit Agreement.
The Credit Agreement is hereby amended as follows:

          (a) Section 8.2(f) of the Credit Agreement is amended by (i) deleting the word "or" before the begin-ning of clause (iii) thereof; (ii) inserting the phrase
"and all leases and subleases permitted by clause (iv) below" before the word "exceed" in the fourteenth line of such clause (iii); and (iii) deleting clause (E) of such clause (iii) and inserting the following in lieu thereof:

     "(E) after giving effect to such lease or sublease, no more than 25% of the Company's and its Restricted
     Subsidiaries' hospitals shall be subject to such types of leases and subleases and/or leases and sub-leases permitted by clause (iv) below; or (iv) a lease or sublease of all or any portion of a hospi-tal to a Person in the health-care industry that uses the same for purposes of providing health-care related services, without any restrictions other than those provided in Section 8.2(f)(iii)(A),(B) and (E), which restrictions shall apply mutatis mutandis to such lease or sublease; provided that
     (A) at no time shall (1) more than six of the Compa-ny's and its Restricted Subsidiaries' hospitals be subject, in whole or in part, to leases and/or subleases permitted by clause (iv) of this Section
     8.2(f), or (2) the sum of the respective EBITDA's of the Company and its Restricted Subsidiaries directly generated by each hospital all or a portion of which is subject to a lease and/or sublease permitted by clause (iv) of this Section 8.2(f) for, with respect to each such hospital, the 12-month period ending on the Test Date applicable to the date on which such hospital first becomes subject to such a lease or sublease exceed $15,000,000; and (B) the rent pay-able pursuant to each lease and sublease permitted by the preceding clauses of this Section 8.2(f) shall be at least equal to the fair market rental value of the property or portion thereof subject to such lease or sublease, as determined in good faith by an officer of the Company in the case of a lease or sublease permitted by clause (iii) of this Sec-tion 8.2(f) and by the Board of Directors of the Company in the case of a lease or sublease permitted by clause (iv) of this Section 8.2(f);".

          (b)  Section 8.2 of the Credit Agreement is
amended by inserting the following as the last paragraph of such Section:

               "In connection with a lease or sublease by the Company or any of its Restricted Subsidiaries pursuant to clause (iii) or clause (iv) of paragraph
     (f) of this Section of all or any portion of a hospital that is subject to a Mortgage, the Collat-eral Agent, if requested by the Company, shall enter into a non-disturbance and attornment agreement with the lessee or sublessee of the premises subject to such lease or sublease that is in form and substance reasonably satisfactory to the Collateral Agent and that provides for continued possession by the lessee or sublessee of such premises upon any foreclosure of the applicable Mortgage if and for so long as there is no default or event of default by the lessee or sublessee and the lessee or sublessee pays all rent due after such foreclosure to the Collater-al Agent or its designee; provided that the Col-lateral Agent shall not be required to enter into any such non-disturbance and attornment agreement if the terms and provisions of the lease or sublease to which it relates are not reasonably satisfactory to the Agent."

          (c) Section 8.11(b) of the Credit Agreement is amended by deleting the proviso thereto and inserting the following in lieu thereof:

     "enter into or otherwise permit any amendment or other modification of the ESOP or the Trust that directly or indirectly increases the funding or other monetary obligations of the Company thereunder or accelerates the due date thereof; or enter into or otherwise permit any other material amendment or modification of the ESOP or the Trust;".

          Section 2.  Representations and Warranties.
The Company hereby represents and warrants to the Agent and the Lenders that:

          (a) the execution and delivery by the Company of this Amendment and the performance by the Company of the Credit Agreement as amended hereby are within the Company's corporate powers, have been duly authorized by all necessary corporate or other action and will not (i) contravene the certificate or articles of incorporation or the bylaws of the Company, (ii) contravene any law, regulation, order, writ, judgment, decree, determination or award currently in effect binding on or affecting the Company or any of its Subsidiaries or any of their re-spective assets, except where such contravention would not have a Material Adverse Effect, or (iii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or consti-tute a default under, or result in the creation or impo-sition of any Lien (except pursuant to the Security
Documents) upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument (including, without limitation, the Senior Subordinated Notes Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respec-tive properties or assets is bound or subject to, except to the extent such conflict, breach, default or creation or imposition would not have a Material Adverse Effect;

          (b)  this Amendment, the Credit Agreement as
amended hereby and, after giving effect to this Amend-ment, the other Credit Documents constitute the legal, valid and binding obligations of the Company and the Credit Parties party thereto, enforceable against the Company and such Credit Parties in accordance with their respective terms, except to the extent such enforceabili-ty may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by gener-al principles of equity (regardless of whether enforce-ment is sought in a proceeding in equity or at law);

          (c)  on and as of the date hereof, and both
before and after giving effect to this Amendment, no De-fault or Event of Default has occurred and is continuing;
and

          (d) the representations and warranties of the Company and the other Credit Parties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a specific date.

          Section 3.  Effectiveness.  This Amendment
shall become effective when the Agent shall have received duly executed counterparts of this Amendment from the Company, each Subsidiary of the Company that is a party to any Credit Document and as many of the Lenders as shall be necessary to comprise the "Required Lenders".

          Section 4.  Status of Credit Documents.  This
Amendment is limited solely for the purposes and to the extent expressly set forth herein, and, except as ex-pressly modified hereby, the terms, provisions and condi-tions of the Credit Documents and the Liens granted thereunder shall continue in full force and effect and are hereby ratified and confirmed in all respects.

          Section 5.  Counterparts.  This Amendment may
be executed and delivered in any number of counterparts and by the different parties hereto on separate counter-parts, each of which when so executed and delivered shall be an original, but all of which shall together consti-tute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

          Section 6.  Governing Law.  THIS AMENDMENT
SHALL BE CONSTRUED IN ACCORDANCE WITH, AND SHALL BE
GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT
GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

          IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute and deliver this Amendment No. 3 to the Second
Amended and Restated Credit Agreement as of the date first above written.


                         CHARTER MEDICAL CORPORATION


                         By:
                            Name:
                            Title:


                         BANKERS TRUST COMPANY,
                           as Agent and a Lender


                         By:
                            Name:
                            Title:


                         FIRST UNION NATIONAL BANK OF
                           NORTH CAROLINA, as Co-Agent
                           and a Lender


                         By:
                            Name:
                            Title:


                         BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION


                         By:
                            Name:
                            Title:


                         CREDIT LYONNAIS,
                           Cayman Islands Branch


                         By:
                            Name:
                            Title:


                         DRESDNER BANK AG, New York and
                           Grand Cayman Islands Branches

                         By:
                            Name:
                            Title:


                         By:
                            Name:
                            Title:


                         GENERAL ELECTRIC CAPITAL
                           CORPORATION


                         By:
                            Name:
                            Title:


                         THE BANK OF NEW YORK


                         By:
                            Name:
                            Title:


                         THE MITSUBISHI BANK, LIMITED,
                           New York Branch


                         By:
                            Name:
                            Title:


Consented and agreed to as of
the date first above written
by each of the entities listed
on Schedule I hereto:


By:
   Name:
   Title:              ,
          of each of the entities
          listed on Schedule I hereto

                     AMENDMENT NO. 4
                           TO
      SECOND AMENDED AND RESTATED CREDIT AGREEMENT

          AMENDMENT NO. 4 dated as of January 11, 1995
(this "Amendment") to the SECOND AMENDED AND RESTATED
CREDIT AGREEMENT dated as of May 2, 1994 (as amended by
Amendment No. 1 thereto dated as of June 9, 1994, Amend-ment No. 2 thereto dated as of September 30, 1994, and Amendment No. 3 thereto dated as of December 12, 1994, the "Credit Agreement"), each among CHARTER MEDICAL
CORPORATION, a Delaware corporation (the "Company"), the banking and other financial institutions from time to time party thereto (the "Lenders"), BANKERS TRUST COMPA-
NY, as agent for the Lenders, and FIRST UNION NATIONAL
BANK OF NORTH CAROLINA, as Co-Agent. Capitalized terms used herein and not defined herein shall have the respec-tive meanings set forth for such terms in the Credit
Agreement.

                  W I T N E S S E T H :

          WHEREAS, the Company has requested that the Credit Agreement be amended to permit the Company to repurchase up to $10,000,000 of its capital stock on the open market at the fair market value thereof during its 1995 fiscal year; and

          WHEREAS, subject to and upon certain terms and conditions, the Lenders party hereto are willing to permit the foregoing;

          NOW THEREFORE, the parties hereto hereby agree as follows:

          Section 1.  Amendments to Credit Agreement.
Section 8.3 of the Credit Agreement is hereby amended by
(a) inserting the phrase "from time to time after the end of its 1995 fiscal year" after the word "may" in the third line of clause (v) thereof; (b) replacing "$10,000-
,000" in the proviso to such clause (v) with "$8,000,000-
"; (c) deleting the "and" at the end of clause (viii) thereof; (d) replacing the period (".") at the end of clause (ix) thereof with "; and"; and (e) inserting the following at the end of such Section as clause (x) there-of:

                    "(x)  so long as no Default or
     Event of Default shall have occurred and be continuing, the Company may, in addition to the purchases permitted to be made pursuant to clauses (i), (ii) and (v) above, repurchase on the open market from time to time during its 1995 fiscal year Company Common Stock for a price not to exceed the then fair market value thereof; provided that the aggregate purchase price paid by the Company and its Restricted
     Subsidiaries in connection with all such repur-chases shall not exceed $10,000,000."

          Section 2.  Representations and Warranties.
The Company hereby represents and warrants to the Agent and the Lenders that:

          (a) the execution and delivery by the Company of this Amendment and the performance by the Company of the Credit Agreement as amended hereby are within the Company's corporate powers, have been duly authorized by all necessary corporate or other action and will not (i) contravene the certificate or articles of incorporation or the bylaws of the Company, (ii) contravene any law, regulation, order, writ, judgment, decree, determination or award currently in effect binding on or affecting the Company or any of its Subsidiaries or any of their re-spective assets, except where such contravention would not have a Material Adverse Effect, or (iii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or consti-tute a default under, or result in the creation or impo-sition of any Lien (except pursuant to the Security
Documents) upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument (including, without limitation, the Senior Subordinated Notes Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respec-tive properties or assets is bound or subject to, except to the extent such conflict, breach, default or creation or imposition would not have a Material Adverse Effect;

          (b)  this Amendment, the Credit Agreement as
amended hereby and, after giving effect to this Amend-ment, the other Credit Documents constitute the legal, valid and binding obligations of the Company and the Credit Parties party thereto, enforceable against the Company and such Credit Parties in accordance with their respective terms, except to the extent such enforceabili-ty may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by gener-al principles of equity (regardless of whether enforce-ment is sought in a proceeding in equity or at law);

          (c)  on and as of the date hereof, and both
before and after giving effect to this Amendment, no De-fault or Event of Default has occurred and is continuing;
and

          (d)  the representations and warranties of the

Company and the other Credit Parties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a specific date.

          Section 3.  Effectiveness.  This Amendment
shall become effective when the Agent shall have received duly executed counterparts of this Amendment from the Company, each Subsidiary of the Company that is a party to any Credit Document and as many of the Lenders as shall be necessary to comprise the "Required Lenders".

          Section 4.  Status of Credit Documents.  This
Amendment is limited solely for the purposes and to the extent expressly set forth herein, and, except as ex-pressly modified hereby, the terms, provisions and condi-tions of the Credit Documents and the Liens granted thereunder shall continue in full force and effect and are hereby ratified and confirmed in all respects.

          Section 5.  Counterparts.  This Amendment may
be executed and delivered in any number of counterparts and by the different parties hereto on separate counter-parts, each of which when so executed and delivered shall be an original, but all of which shall together consti-tute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

          Section 6.  Governing Law.  THIS AMENDMENT
SHALL BE CONSTRUED IN ACCORDANCE WITH, AND SHALL BE
GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT
GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

          IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute and deliver this Amendment No. 4 to the Second
Amended and Restated Credit Agreement as of the date first above written.


                         CHARTER MEDICAL CORPORATION


                         By:
                            Name:
                            Title:


                         BANKERS TRUST COMPANY,
                           as Agent and a Lender


                         By:
                            Name:
                            Title:


                         FIRST UNION NATIONAL BANK OF
                           NORTH CAROLINA, as Co-Agent
                           and a Lender


                         By:
                            Name:
                            Title:


                         BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION


                         By:
                            Name:
                            Title:


                         CREDIT LYONNAIS,
                           Cayman Islands Branch


                         By:
                            Name:
                            Title:


                         DRESDNER BANK AG, New York and
                           Grand Cayman Islands Branches

                         By:
                            Name:
                            Title:


                         By:
                            Name:
                            Title:


                         GENERAL ELECTRIC CAPITAL
                           CORPORATION


                         By:
                            Name:
                            Title:


                         THE BANK OF NEW YORK


                         By:
                            Name:
                            Title:


                         THE MITSUBISHI BANK, LIMITED,
                           New York Branch


                         By:
                            Name:
                            Title:


Consented and agreed to as of
the date first above written
by each of the entities listed
on Schedule I hereto:


By:
   Name:
   Title:              ,
          of each of the entities
          listed on Schedule I hereto

                           INDENTURE SUPPLEMENT
                                   NO. 1

     This Indenture Supplement No. 1 (the "Supplement"), dated as of June 3, 1994, is among Marine Midland Bank, as Trustee, Charter Medical Corporation, (the "Company"), the Guarantors listed in the Indenture, as defined below, and Schizophrenia Treatment and Rehabilitation, Inc. All defined terms used in this Supplement and not otherwise defined shall have the meanings ascribed to such terms in the Indenture.

     For and in consideration of the premises, the Company, the Guarantors and the Trustee agree as follows:

     1. Recital. This Supplement relates to the Indenture, dated as of May 2, 1994, among the Company, the Guarantors listed therein and Marine Midland Bank, with respect to the Company's 11 1/4% Senior Subordinated Notes due 2004 (the "Indenture"). This Supplement is executed by the Trustee pursuant to Section 10.01(5) of the Indenture.

     2. Supplement. The Indenture is supplemented by adding Schizophrenia Treatment and Rehabilitation, Inc., Subsidiary of the Company, as Guarantor, pursuant to the provisions of Section 5.09 of the Indenture relating to additional Guarantors. By executing this Supplement, Schizophrenia Treatment and Rehabilitation, Inc. agrees that, effective as of the date first above written, it is a Guarantor under the Indenture.

     3.    Miscellaneous.

          (a) Instruments to be Read Together. This Indenture Supplement No. 1 is an indenture supplemental to the Indenture, and such Indenture, and this Indenture Supplement No. 1 shall henceforth be read together.

          (b) Confirmation. The Indenture as amended and supplemented by this Indenture Supplement No. 1, is in all respects confirmed and preserved.

          (c) Governing Law. This Indenture Supplement No. 1 shall be construed in accordance with and governed by the laws of the State of New York, without reference to principles of conflicts of law.

          (d) Severability. Any provision of this Indenture Supplement No. 1 which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (e) Headings. Section, subsection and other headings used in this Indenture Supplement No. 1 are for convenience only and shall not affect the construction of this Indenture Supplement No. 1.

          (f) Counterparts. This Indenture Supplement No. 1 may be executed in any number of counterparts, each of which, when so executed in any number of counterparts, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement No. 1 to be duly executed as of the date and year first above written.

                                       MARINE MIDLAND BANK,
                                       as Trustee



                                       By:  /s/ Frank J. Godino
                                          Name:  Frank J. Godino
                                          Title: Asst. Corp. Trust Officer

Attest:



/s/ Richard G. Pittius
Name:  Richard G. Pittius              CHARTER MEDICAL CORPORATION
Title: Assistant Vice President


                                       By:  /s/ James R. Bedenbaugh
                                          Name:  James R. Bedenbaugh
                                          Title: Treasurer


Attest:



/s/ Linton Newlin
Name:  Linton Newlin
Title: Secretary

                                       Each of the Guarantors listed
                                       in the Indenture as listed in Exhibit A



                                       By:  /s/ Charlotte A. Sanford
                                          Name: Charlotte A. Sanford
                                          Title:Treasurer or as Director of
Attest:                                  Charter Medical of England, Limited



/s/ James R. Bedenbaugh
Name: James R. Bedenbaugh
Title: Assistant Secretary
                                  Schizophrenia Treatment and
                                   Rehabilitation, Inc.



                                  By:  /s/ Charlotte A. Sanford
                                  Name:  Charlotte A. Sanford
                                  Title: Treasurer

Attest:




/s/ James M. Filush
Name: James M. Filush
Title: Secretary

                             Exhibit 4(c) Schedule


     The form of Indenture Supplement filed as Exhibit 4(c) is used to admit certain subsidiaries of the Company as new Guarantors under the Indenture. In addition to Indenture Supplement No. 1, new Guarantors have been admitted as follows:

Supplement No.               Date                     New Guarantor

     2                 July 15, 1994           NEPA - New Hampshire, Inc.
                                               NEPA - Massachusetts, Inc.

     4                 November 22, 1994       Charter Behavioral Health
                                               System at Manatee Palms
                                               Therapeutic Group, Inc.

     5                 January 27, 1995        Magellan Health Services, Inc.
                                               National Mentor, Inc.
                                               Massachusetts Mentor, Inc.
                                               Illinois Mentor, Inc.
                                               South Carolina Mentor, Inc.
                                               Pennsylvania Mentor, Inc.
                                               North Carolina Mentor, Inc.
                                               Ohio Mentor, Inc.
                                               National Mentor Healthcare, Inc.